Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement of Spescom Software Inc. and subsidiaries on Form S-1 of our report dated December 27, 2005.  We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this registration statement.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles

January 5, 2006